                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                             RAVEN INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                            [RAVEN INDUSTRIES LOGO]




                             RAVEN INDUSTRIES, INC.

                               205 East 6th Street
                                  P.O. Box 5107
                      Sioux Falls, South Dakota 57117-5107
 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 22, 2002

  -----------------------------------------------------------------------------

TO THE SHAREHOLDERS OF RAVEN INDUSTRIES, INC.

                  PLEASE TAKE NOTICE that the Annual Meeting of Shareholders (the "Meeting") of Raven Industries, Inc. (the"Company") will be held, pursuant to due call by the Board of Directors of the Company, at the Ramkota Inn, Highway 38 and I-29, Sioux Falls, South Dakota, on Wednesday, May 22, 2002 at 9:00 a.m. (C.D.T.) or at any adjournments or postponements thereof, for the following purposes:

                  1.  To elect seven directors;  and

                  2. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

                  Pursuant to due action of the Board of Directors, shareholders of record at the close of business on April 11, 2002 are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

                  A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                  IF YOUR SHARES ARE HELD IN "STREET NAME," PLEASE CHECK YOUR PROXY CARD OR CONTACT YOUR BROKER OR NOMINEE TO DETERMINE WHETHER YOU WILL BE ABLE TO VOTE BY TELEPHONE OR ELECTRONICALLY.

                             By Order of the Board of Directors

                             Raven Industries, Inc.


                             Thomas Iacarella
                             Secretary

Approximate date of mailing of proxy material:
April 18, 2002

                                 PROXY STATEMENT
                                       of
                             RAVEN INDUSTRIES, INC.
                                205 E. 6th Street
                                  P.O. Box 5107
                      Sioux Falls, South Dakota 57117-5107

                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 22, 2002

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Raven Industries, Inc. (the "Company" or "Raven") to be used at the Annual Meeting (the "Meeting") of Shareholders of the Company, which is to be held on Wednesday, May 22, 2002 at 9:00 a.m. (C.D.T.) at the Ramkota Inn, Highway 38 and I-29, Sioux Falls, South Dakota, or at any adjournments or postponements thereof. The approximate date on which this Proxy Statement and accompanying proxy were first sent or given to shareholders was April 18, 2002. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing or in open meeting or by such shareholder giving a valid proxy bearing a later date. Presence at the meeting by a shareholder who has signed a proxy does not alone revoke the proxy. Only shareholders of record at the close of business on April 11, 2002 (the "Record Date") will be entitled to vote at the Meeting or any adjournments or postponements thereof.

VOTING SECURITIES AND PROXIES

         The Company has outstanding only one class of voting securities, Common Stock, $1.00 par value, of which 4,593,397 shares were outstanding as of the close of business on the Record Date. Shareholders representing a majority of the shares of Common Stock outstanding and entitled to vote must be present in person or represented by proxy in order to constitute a quorum to conduct business at the Meeting. Each shareholder has cumulative voting rights in the election of directors and is, therefore, entitled to (i) give one nominee a number of votes equal to the number of directors to be elected (which is seven) multiplied by the number of votes to which such shareholder is entitled, or (ii) distribute the same number of votes among as many nominees as the shareholder deems advisable. Where cumulative voting is exercised, there shall be deemed elected the candidates receiving the most votes for the places to be filled by such election. If cumulative voting is exercised, shares of a shareholder who either abstains, votes to withhold authority to vote for the nominees named below or who does not otherwise vote in person or by proxy (including broker-nominees) will not be counted for the election of directors. If no shareholder exercises its right to cumulate votes, then directors will be elected by the affirmative vote of a majority of shares of Common Stock represented at the meeting and eligible to vote. For this purpose, a shareholder who abstains with respect to the election of a director is considered to be present and entitled to vote on the election of a director at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of a director shall not be considered present and entitled to vote on the election of a director.

         Discretionary authority to cumulate votes is being solicited by the Board of Directors. Unless otherwise directed by a shareholder, the proxies named in the accompanying proxy card may elect to cumulate votes cast pursuant to a proxy by casting all such votes for one nominee or by distributing such votes among as many nominees as they deem desirable. If a shareholder desires to restrict the proxies named in the accompanying proxy card in casting votes for certain nominees, the shareholder should give such direction on the proxy card. On all matters other than the election of directors, each share of Common Stock is entitled to one vote.

OWNERSHIP OF COMMON STOCK
         The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person known by the Company to be the owner, of record or beneficially, of more than 5% of the Company's outstanding Common Stock, (ii) each of the executive officers, directors and nominees for election to the Company's Board of Directors, and (iii) all executive officers and directors as a group.


NAME                                            SHARES
OF BENEFICIAL                                   BENEFICIALLY                PERCENT OF
OWNER                                           OWNED                       CLASS
-----                                           -----                       -----
Anthony W. Bour                                   11,257                     *

David A. Christensen                             300,874(1)                  6.6

Gary L. Conradi                                   40,853(2)                  *

Thomas S. Everist                                    750                     *

Mark E. Griffin                                   50,445(3)                  1.1

Conrad J. Hoigaard                                98,670                     2.1

Thomas Iacarella                                  17,688(4)                  *

Cynthia H. Milligan                                  425                     *

Ronald M. Moquist                                192,532(5)                  4.2

Dimensional Fund Advisors Inc.                   453,150(6)                  9.9
1299 Ocean Avenue
Santa Monica, CA 90401

T. Rowe Price Associates, Inc.                   596,250(7)                  13.0
100 E. Pratt Street
Baltimore, MD 21202

All executive officers, directors and
nominees as a group (9 persons)                  713,494(8)                  15.5


--------------------------------------
* Less than 1%

         (1)Includes 11,250 shares that may be purchased within 60 days by exercise of outstanding options. Also includes 63,033 shares owned by his wife, as to which he disclaims beneficial ownership.

         (2)Includes 4,875 shares that may be purchased within 60 days by exercise of outstanding options. Also includes 27,281 shares held by spouse.

         (3)Includes 42,449 shares held by John E. Griffin Trust of which Mark
E. Griffin is co-trustee and 2,038 shares held as custodian for a minor child.

         (4)Includes 6,938 shares that may be purchased within 60 days by exercise of outstanding options.

         (5)Includes 19,875 shares that may be purchased within 60 days by exercise of outstanding options. Also includes 31,500 shares held by spouse.

         (6)Data obtained from shareholder's most recent Schedule 13G filed with the Securities and Exchange Commission ("SEC") on January 30, 2002.

         (7)Data obtained from shareholder's most recent Schedule 13G filed with the SEC on February 14, 2002. The shareholder stated in that filing that: "These securities are owned by various individual and institutional investors, including T. Rowe Price Small Capital Value Fund, Inc. (which owns 525,000 shares,....), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities."

         (8)Includes 42,938 shares that may be purchased within 60 days by exercise of outstanding options. Also includes 121,814 shares held by spouses of officers and directors, as to which beneficial ownership is disclaimed.

ELECTION OF DIRECTORS
PROPOSAL NO. 1

         Seven directors are to be elected at the Meeting, each director to hold the office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. All of the nominees listed below are now serving as directors and all of the nominees have consented, if elected, to serve as directors. The Board of Directors has nominated the following persons for election as directors:

                                    PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE
                                    PAST FIVE YEARS AND DIRECTORSHIPS                                         DIRECTOR
NAME OF NOMINEE (AGE)               IN PUBLIC COMPANIES                                                        SINCE
---------------------               ------------------------------------------                                --------
Anthony W. Bour (64)                President and Chief Executive Officer of Showplace Wood Products,           1995
                                    Harrisburg, SD since 1999.  Broker Associate Commercial Real Estate,
                                    Hegg Companies, Sioux Falls, SD. Former President, Starmark, Inc.,
                                    Sioux Falls, SD.  Director of U.S. Bank of South Dakota.

David A. Christensen (67)           Former President and Chief Executive Officer of the Company                 1971
                                    from April 1971 to July 2000.  Director of Xcel Energy, Inc.,
                                    Minneapolis, MN;  Medcomp Software, Inc., Colorado Springs, CO;
                                    and Wells Fargo and Co., San Francisco, CA.

Thomas S. Everist (52)              President and Chief Executive Officer of L.G. Everist, Inc., Sioux          1996
                                    Falls, SD, since 1987.  Director of MDU Resources, Bismarck,
                                    ND; Spencer Quarries, Inc., Spencer, SD; Showplace
                                    Wood Products, Harrisburg, SD; and U.S. Bank of South
                                    Dakota.

Mark E. Griffin (51)                President and Chief Executive Officer of Lewis Drugs, Inc., Sioux           1987
                                    Falls, SD, since 1986, where he previously served as Executive
                                    Vice President.  President and CEO of Griffson Realty Company,
                                    Fredin Assoc. and G.E.F. Assoc., Sioux Falls, SD.

Conrad J. Hoigaard (65)             Chairman of the Board of the Company. President                             1976
                                    and Chairman of the Board of Hoigaard's Inc.,
                                    Minneapolis, MN since 1972.

Cynthia H. Milligan (56)            Dean of the College of Business Administration University of                2001
                                    Nebraska-Lincoln since 1998.  President of Cynthia Milligan and Associates (1991-1998).  Director  of  Wells Fargo and Co.,
                                    San Francisco, CA;  Gallup Organization, Lincoln, NE; infoUSA,
                                    Omaha, NE;  and W.K. Kellogg Foundation, Battle Creek, Michigan.

Ronald M. Moquist (56)              President and Chief Executive Officer of the Company since August 2000.     1999
                                    Executive Vice President, Raven Industries, Inc., 1985-August 2000, Vice
                                    President, Raven Industries, 1979-1985, encompassing both corporate and divisional management positions.  Joined Raven Industries in 1975 as Sales and Marketing Manager.

All shares represented by proxies will be voted FOR the election of the foregoing nominees; provided, however, that if any such nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in place of such nominee in accordance with the best judgment of the persons named in the proxies.

         The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of common stock of the Company present and entitled to vote for the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for the election of directors. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

         All shares represented by proxies will be voted FOR all the previously named nominees unless a contrary choice is specified.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.

BOARD OF DIRECTORS AND COMMITTEES

         DIRECTOR COMPENSATION. The Board of Directors held five meetings during the last fiscal year. The Company has an Audit Committee and a Personnel and Compensation Committee. For the year ended January 31, 2002, directors who were not full-time employees of the Company were paid an annual retainer fee of $9,000, a fee of $1,200 per meeting (other than telephonic meetings) and $600 per telephonic meeting. Committee members received $600 per meeting attended. In Fiscal 2003, the annual retainer fee has been increased to $12,000. The Chairman of the Board receives compensation at the rate of $1,000 per month in addition to the annual retainer fee of $9,000 ($12,000 for Fiscal Year 2003).

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ON COMPENSATION DECISIONS. The Personnel and Compensation Committee ("Compensation Committee"), which consists of Messrs. Hoigaard, Griffin and Christensen, had two meetings during the fiscal year ended January 31, 2002. The Compensation Committee reviewed the Company's remuneration policies and practices, and made recommendations to the Board in connection with all compensation matters affecting the Company.

         Mr. Christensen is the former President and Chief Executive Officer of the Company and joined the Compensation Committee after his retirement. He abstained from any matter coming before the Compensation Committee where there was a conflict of interest. No other member of the Compensation Committee of the Board of Directors was an officer, former officer or associate of the Company or its subsidiaries during fiscal 2002. No executive officer of the Company served as a member of the Compensation Committee or Board of Directors of another entity in which one of whose executive officers served on the Company's Compensation Committee or Board of Directors during fiscal 2002.

         AUDIT COMMITTEE. The Company's Audit Committee, which consists of Mr. Everist, Mr. Bour and Mrs. Milligan, had two meetings during the fiscal year ended January 31, 2002. The Audit Committee recommended to the full Board the engagement of independent accountants, reviewed the audit plan and results of the audit engagement, reviewed the independence of the auditors, and reviewed the independent auditors assessment of the adequacy of the Company's system of internal accounting controls.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. Mr. Christensen and Mrs. Milligan are on the Board of Directors of Wells Fargo and Co. which provides borrowings to the Company, the terms of which management considers competitive with other sources generally available to the Company. The largest amount of such borrowings outstanding during the year ended January 31, 2002 was $3,000,000, of which none remained outstanding at January 31, 2002.

EXECUTIVE COMPENSATION

         The following table ("Summary Compensation Table") sets forth the cash and non-cash compensation earned for each of the last three fiscal years by the President and Chief Executive Officer and each of the two executive officers of the Company:



                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------



                                                                                             Long-Term
                                                                                             Compensation
                                                      ANNUAL COMPENSATION                    Awards
                                          --------------------------------------------       ------
                                                                                             Securities
                                                                      Other Annual (1)       Underlying      All Other
Name and Principal                        Salary ($)     Bonus ($)    Compensation ($)       Options         Compensation(2)
Position                    Year                                                             Granted (#)     ($)
------------------------------------------------------------------------------------------------------------------------------

Ronald M. Moquist           2002           250,000       150,000           174,325               12,000           9,058
  President and Chief       2001           225,000        37,121            25,091               42,000           6,563
  Executive Officer         2000           175,300                          19,369                7,500           5,757


Gary L. Conradi(3)          2002            92,480        34,680            82,569                                4,791
  Former Vice President     2001           115,600        15,347            29,567                4,200           3,633
  Administrative            2000           105,600         6,336            28,025                4,500           3,345
  Services

Thomas Iacarella            2002           129,000        58,050            37,484                6,000           4,849
  Vice President and        2001           120,000        20,045            20,748                5,250           3,787
  Chief Financial           2000           105,000         7,476            19,839                4,500           3,364
  Officer


(1)      Other Annual Compensation -  ($)

                                                                      2002               2001              2000
                                                                      ----               ----              ----

         Ronald M. Moquist
         -----------------
         Tax reimbursement on stock based compensation               130,550
         Life insurance premiums                                      22,912            10,582             6,995
         Company provided automobile                                   3,594
         Other taxable fringe benefits                                 6,664             5,748             5,120
         Tax reimbursement on taxable fringe benefits                 10,605             8,761             7,254
                                                                      ------             -----             -----
                                                                     174,325            25,091            19,369
                                                                     =======            ======            ======



         Gary L. Conradi
         ---------------
         Tax reimbursement on stock based compensation                50,400
         Life insurance premiums                                       8,200             8,200             8,200
         Other taxable fringe benefits                                12,897            12,488            10,731
         Tax reimbursement on taxable fringe benefits                 11,072             8,879             9,094
                                                                      ------             -----             -----
                                                                      82,569            29,567            28,025
                                                                      ======            ======            ======



         Thomas Iacarella
         ----------------
         Tax reimbursement on stock based compensation                11,025
         Life insurance premiums                                       4,130             4,130             4,130
         Other taxable fringe benefits                                13,008            10,285             9,271
         Tax reimbursement on taxable fringe benefits                  9,321             6,333             6,438
                                                                       -----             -----             -----
                                                                      37,484            20,748            19,839
                                                                      ======            ======            ======


(2) Represents the Company's contribution related to the individual's participation in the Company's Profit Sharing and 401(k) Plans.

(3)  Mr. Conradi retired on May 31, 2001.

            STOCK OPTIONS GRANTED FISCAL YEAR ENDED JANUARY 31, 2002

         The following table sets forth the information regarding the stock options that were granted during fiscal 2002 to the executive officers named in the Summary Compensation Table and the potential realizable value of such options if the value of the Company's Common Stock appreciated during the term of such option at assumed rates of growth:



                                         % of Total                                       Potential realizable value at
                          Securities     Options                                          Assumed rates of stock price
                          Underlying     Granted to                                       Appreciation for option term(2)
                          Options        Employees      Exercise price     Expiration     -------------------------------
Name                      Granted(#)(1)  in FY          ($/sh)             Date              5% ($)          10%($)
-------------------------------------------------------------------------------------------------------------------------
Ronald M. Moquist             12,000          27.1            17.50        11-19-06         58,019          128,207
Gary L. Conradi                    0           N/A              N/A             N/A            N/A              N/A
Thomas Iacarella               6,000          13.6            17.50        11-19-06         29,010           64,104




         (1)All options granted expire after five years and may be exercised at the rate of 25% per year after one year from the date of grant. Upon a change in control, vesting of options is accelerated. The option price may be paid in cash or by the delivery of shares of the Company's common stock, held by the option holder for at least six months, valued at the market price on the date of the option exercise. Option grants of less than $100,000, as defined by the Internal Revenue Code of 1986, were incentive stock options and no income tax is payable by the executives unless shares are sold. The remaining options are considered to be non-qualified. In connection with the exercise of non-qualified stock options issued prior to fiscal 2000, the Company pays a reimbursement cash bonus of 35% of the exercise price of the option to assist in payment of income taxes payable by the employee as a result of the option exercise. The plan also allows for the payment of withholding taxes on the exercise of non-qualified stock options through the surrender of shares of the Company's common stock at market value.

         (2)Amounts for the executives shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUE

         The following table shows the stock options (adjusted to reflect the three-for-two stock split) that were exercised during fiscal 2002 by the executive officers named in the Summary Compensation Table, the value realized by them as a result of exercising options, the number of unexercised options at the end of fiscal 2002 and the value of unexercised in-the-money options at the end of fiscal 2002:

                                                           NUMBER OF UNEXERCISED OPTIONS         VALUE OF UNEXERCISED
                                                                     AT FY END              IN-THE-MONEY OPTIONS AT FY END ($)
                                                          --------------------------------------------------------------------
                           SHARES
                           ACQUIRED ON     VALUE
NAME                       EXERCISE (#)    REALIZED ($)   EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------
Ronald M. Moquist              14,250          43,250         28,125          49,125          317,063             506,300
Gary L. Conradi                13,800          77,575          4,875           6,525           54,213              80,258
Thomas Iacarella                2,250           7,050          9,188          13,312          106,084             119,916


EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

         Each of Messrs. Moquist and Iacarella (the "Executives") has entered into an employment agreement with the Company (collectively, the "Employment Agreements"). These Employment Agreements can be terminated by the Company or the Executive upon 30 days notice. The Employment Agreements provide that the Executives are entitled to participate in all employee benefit plans and fringe benefit programs maintained by the Company for its executive officers. In the event of death or other termination of employment without "cause" (as defined in the Employment Agreements) during the term of the Employment Agreements, each Executive who has reached specified retirement criteria is entitled to continuation of certain benefits. These benefits will be "grossed-up" to cover anticipated income taxes payable by the Executive on the benefits.

         Each Executive has also entered into a Change in Control Agreement with the Company (collectively, the "Control Agreements"). The Control Agreements contain provisions designed to encourage the Executives to carry out their employment duties in the event of a change of control (as defined below). Such provisions state that, if the Executive's employment is terminated by the Company or the Executive within two years after the change in control, the Executive will receive a severance payment in an amount of twice his annual salary and incentive payment, and certain other benefits. These payments will be "grossed-up" to cover anticipated income and excise taxes.

         A "change in control" is deemed to occur when and if (i) any person becomes the "beneficial owner" of at least 30% of the Company's stock or (ii) a majority of the Board of Directors become individuals other than "Incumbent Members" (as defined in the Control Agreements).

STOCK PERFORMANCE GRAPH

         The graph below compares the cumulative total shareholder return on the Company's Common Stock over the last five years with the total return of the Russell 2000, the S&P Industrial Machinery Group and the S&P group of diversified manufacturers.

Total Return on $100 Investment Assuming Reinvestment of Dividends


                                  [LINE GRAPH]



Company Name                          Jan-97     Jan-98     Jan-99     Jan-00     Jan-01     Jan-02
------------                          ------     ------     ------     ------     ------     ------
RAVEN INDUSTRIES INC.                 100.00     102.99      75.37      70.73      94.31     179.70
SP1500 INDUSTRIAL MACHINERY           100.00     127.00     120.27     120.10     133.71     141.08
RUSSELL 2000                          100.00     118.07     118.52     139.74     144.91     139.79
MANUFACTURING (DIVERS) - 500          100.00     117.37     138.96     161.80     205.40     196.48


As of January 1, 2002, the S&P group of diversified manufacturers stock index is no longer available. The data in the graph for this index ends on December 31, 2001.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions on compensation of the Company's executives have been made by the Personnel and Compensation Committee of the Board of Directors ("Compensation Committee" or "Committee"). Each member of the Compensation Committee is a non-employee director. All decisions by this Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. Pursuant to rules designed to enhance disclosure of Companies' policies toward executive compensation, set forth is a report prepared by the Compensation Committee addressing the Company's compensation policies for the fiscal year ended January 31, 2002, as they affected the Company's executive officers.

         The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Committee has retained the services of an independent compensation consultant for the purpose of reviewing compensation policies and making recommendations to the Committee.

         The Committee compared the entire compensation program with companies of comparable size in similar industries. Although the Company's program fell within the low to medium range for each individual executive, the Committee believes that the Company's compensation program is sufficiently competitive to retain competent personnel. Comparisons were made with companies which are not necessarily included in the performance graph. The graph is based on broad industry averages while the compensation program was compared to a relatively limited number of specific companies to which the Company relates in size or industry type.

         There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

         -  Base salary compensation
         -  Annual incentive compensation
         -  Stock options

         Base salary compensation, while largely subjective, is determined by the potential impact the individual has on the Company, the skills and experience required by the job, and the performance and potential of the incumbent in the job.

         The Company has a policy of granting incentive bonuses to its executive officers, which are based on the Company achieving certain net income and expense targets during a fiscal year. The net income targets are generally established as a range, such that no incentive bonus is paid until the Company has achieved at least the bottom of the target range and the maximum bonus paid if the Company achieved the high end of the target range would, in the case of Mr. Moquist, be 48% of his base salary. Mr. Moquist is also entitled to bonus compensation of up to 12% of his base salary if the Company meets certain expense control targets.

         Other executives under the plan could have earned from 34% to 36% of base salary based on the same criteria as Mr. Moquist for net income. They also had other specific incentives for achieving individual goals set by the Committee which allowed incentive payments ranging from 6% to 9% of base salary.

         The Committee has not made any adjustment to predetermined formulas, nor has it made any provision for discretionary adjustment or awards of compensation. The criteria and basis for incentive compensation described above is similar to that used in each of the three years for which executive compensation is disclosed.

         Awards of stock options under the Stock Option Plan are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. The Stock Option Plan also permits the Committee to grant stock options to key personnel. Options become exercisable based upon criteria established by the Compensation Committee. Awards of options are generally granted on the same criteria as base salaries are determined.

         Based on recommendations of the Compensation Committee, the Board of Directors in fiscal 2002 granted stock options to officers and key employees. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is primarily determined by each individual executive and not by the Compensation Committee.

         The annual base cash compensation of Mr. Moquist in fiscal 2002 was $250,000. This amount is unchanged from his salary in fiscal 2001 for the period subsequent to his promotion to President and Chief Executive Officer. Mr. Moquist received a $150,000 incentive based on achieving the net income and expense control targets described above. No subjective factors are used in determining annual incentive payments for Mr. Moquist or the other executives. Mr. Moquist was granted 12,000 stock options as part of the Committee's annual stock option grant recommendation.


         Submitted by the Personnel and Compensation Committee of the Company's Board of Directors:

         David A. Christensen       Mark E. Griffin     Conrad J. Hoigaard



INDEPENDENT PUBLIC ACCOUNTANTS

         INDEPENDENT AUDITORS. The Board of Directors selected the firm of PricewaterhouseCoopers LLP as auditors to the Company for the year ended January 31, 2002. PricewaterhouseCoopers LLP, independent certified public accountants, have audited the Company's financial statements for the past 41 years. No representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of shareholders.

         AUDIT FEES. The aggregate fees and expenses of PricewaterhouseCoopers LLP for professional services provided for (i) the audit of the consolidated financial statements for the fiscal year ended January 31, 2002 incorporated by reference in the Company's Annual Report on Form 10-K and (ii) the reviews of the interim consolidated financial information included in the Company's Quarterly Reports on Form 10-Q were $118,000, of which $54,000 had been billed as of January 31, 2002.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. PricewaterhouseCoopers LLP did not render any professional services related to financial information systems design and implementation for the most recent fiscal year.

         ALL OTHER FEES. The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for all other services provided to the Company for the year ended January 31, 2002 were $57,000, of which the entire amount had been billed as of January 31, 2002. These include primarily fees and expenses related to services in connection with business acquisitions and certain tax work and audit of the company's 401(k) plan.

         The Audit Committee has considered whether the provisions of the services covered by the two immediately preceding paragraphs is compatible with maintaining the independence of PricewaterhouseCoopers LLP and has determined that such services did not impair their independence.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of Raven Industries, Inc. is composed of three independent directors and operates under a written charter. The Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants. The Company's Board of Directors has determined that the members of the Audit Committee are "independent" as that term is defined by the marketplace rules of the Nasdaq Stock Market.

         Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Company's independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing their report. The Audit Committee is responsible to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees).

         The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

         The Audit Committee has also reviewed the services provided by the independent auditors (as disclosed under the caption "Independent Public Accountants") when considering their independence.

         Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended January 31, 2002 filed with the Securities and Exchange Commission.

         Submitted by the Audit Committee of the Company's Board of Directors:

         Thomas S. Everist        Anthony W. Bour        Cynthia H. Milligan

PROPOSALS OF SHAREHOLDERS

         Any shareholder who desires to submit a proposal for action by the shareholders at the next annual meeting must submit such proposal in writing to Ronald M. Moquist, President and CEO, Raven Industries, Inc., P.O. Box 5107, Sioux Falls, South Dakota 57117-5107, by December 22, 2002. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

         On May 21, 1998, the SEC adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934. The amendment to 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which the shareholder has not sought to include in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's fiscal 2003 Annual Meeting of shareholders, if the Company is not provided notice of a shareholder proposal which the shareholder has not previously sought to include in the Company's proxy statement by December 22, 2002, the management proxies will be allowed to use their discretionary authority as outlined above.

OTHER MATTERS

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during the year ended January 31, 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

         SOLICITATION. The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone, by telegram or by special letter.

         The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matter that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment.


                                    By Order of the Board of Directors


                                    Raven Industries, Inc.
                                    Thomas Iacarella, Secretary

                          [RAVEN INDUSTRIES, INC. LOGO]

                             RAVEN INDUSTRIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                             WEDNESDAY, MAY 22, 2002
                                    9:00 A.M.

                                   RAMKOTA INN
                                  38E AND I-29
                             SIOUX FALLS, SD 57104




[RAVEN INDUSTRIES, INC. LOGO] RAVEN INDUSTRIES, INC.
                              BOX 5107, SIOUX FALLS, SD 57117-5107         PROXY

--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side of this form.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEM 1.

By signing the proxy, you hereby appoint Conrad J. Hoigaard and Ronald M. Moquist, or either of them, each with the power to appoint his substitute, to represent and to vote all the shares of common stock of RAVEN INDUSTRIES, INC. held by you on April 11, 2002, at the ANNUAL MEETING OF SHAREHOLDERS to be held on May 22, 2002 and at any adjournments or postponements thereof.

NOTE: The proxies named above may choose to exercise cumulative voting in the manner described in the accompanying Proxy Statement.




                      See reverse for voting instructions.

--------------------------------------------------------------------------------

                             - Please detach here -




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. Election of directors:    01 Anthony W. Bour         05 Conrad J. Hoigaard     / /  Vote FOR all           / /  Vote WITHHELD
                             02 David A. Christensen    06 Cynthia H. Milligan         nominees (Except            from all nominees
                             03 Thomas S. Everist       07 Ronald M. Moquist           as indicated below)
                             04 Mark E. Griffin


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.) [__________]

If you wish to cumulate votes, please indicate your votes in the space that follows:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. Upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  / /  Indicate changes below:

                                             Date
                                                  ------------------------------


                                        ----------------------------------------


                                        ----------------------------------------
                                        Signature(s) in Box

                                        Please sign exactly as your name(s)
                                        appears on Proxy. If held in joint
                                        tenancy, all persons must sign.
                                        Trustees, administrators, etc., should
                                        include title and authority.
                                        Corporations should provide full name of corporation and title of authorized officer signing the proxy.